UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2026

ANNOVIS BIO, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39202	26-2540421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Lindenwood Drive, Suite 225
Malvern, PA 19355

(Address of Principal Executive Offices, and Zip Code)

(484) 875-3192

Registrant’s Telephone Number, Including Area Code

                       Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ANVS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Annovis Bio, Inc. (the “Company”) is providing the following information about its preliminary cash and cash equivalents as of September 30, 2026. Based on preliminary estimates and currently available information, the Company estimates that its cash and cash equivalents were approximately $2.8 million as of September 30, 2026. The Company’s interim financial statements as of and for the three and nine months ended September 30, 2026 are not yet available and the Company has not yet completed its quarterly financial closing processes for the period ended September 30, 2026. As such, the foregoing information reflects the Company’s estimates with respect to cash and cash equivalents, and is based on currently available information, which is preliminary, unaudited and subject to change. The Company’s actual results may differ from these estimates after the completion of financial closing procedures, final adjustments and review by the Company’s staff and management. In addition, the Company’s actual results for the three and nine months ended September 30, 2026 may differ from the Company’s preliminary estimates and are not indicative of the results to be expected for any future period.

These estimates should not be viewed as a substitute for full financial statements prepared in accordance with generally accepted accounting principles in the U.S. and these estimates are not necessarily indicative of the results to be achieved for the stated period, or any other period. The Company does not undertake any obligation to publicly update or revise these preliminary estimates, except as required by law. Accordingly, undue reliance should not be placed on these preliminary financial results. See “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 for a discussion of certain factors that could result in differences between these preliminary unaudited estimates and the actual results.

These preliminary unaudited estimates of the Company’s cash and cash equivalents have been prepared by and are the responsibility of management. The Company’s independent registered public accounting firm has not conducted a review of and does not express an opinion or any other form of assurance with respect to these preliminary estimates. This information should be read in conjunction with the Company’s financial statements and the related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2026.

Item 7.01	Regulation FD Disclosure.

The disclosure set forth above under Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 7.01.

The information contained in Item 2.02 and Item 7.01 of this Current Report on Form 8-K is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The disclosure set forth above under Item 2.02 of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNOVIS BIO, INC.
Date: November 4, 2026
	By:	/s/ Maria Maccecchini
Name: Maria Maccecchini
Title: Chief Executive Officer